U.S. SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549


                                     FORM 8-K


                                  CURRENT REPORT


                      PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): September 10, 2002


                             FREESTAR TECHNOLOGIES
            (Exact name of registrant as specified in its charter)


                                     Nevada
             (State or jurisdiction of incorporation or organization)


                                     0-28749
                            (Commission File Number)


                                    88-0446457
                  (I.R.S. Employer Identification Number)


       1140 Avenue of The Americas, 10th Floor, New York, New York 10036
                    (Address of principal executive offices)


                 Registrant's telephone number:  (809) 732-5911



          (Former name or former address, if changed since last report)


ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

     On September 10, 2002, the Registrant entered into an agreement with Heroya Investments Limited for the acquisition of privately-held Rahaxi Processing Oy, a Northern European online credit card processing enterprise headquartered in Helsinki, Finland. The terms of the acquisition, valued at $4.3 million, provide for the Registrant to make incremental cash payments to the seller over the course of 13 months, and to collateralize the full value of the acquisition in the form of an equivalent amount of common stock of the Registrant. In addition, the seller shall be entitled to receive 10% of the net profits generated by Rahaxi for the first four quarters immediately following the closing date.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

Financial Statements.

     The Registrant has determined that this acquisition must comply with Rule 3.05(b)(1)(iii) of Regulation S-X, and therefore financial statements will be furnished for at least the two most recent fiscal years and any interim periods. It is impracticable to provide the required financial statements for this acquired business at the time this Form 8-K is filed; these will be filed as an amendment to this filing not later than 60 days after the filing of this report. Pro forma financial information will also be furnished in connection with this acquisition pursuant to Article 11 of Regulation S-X.

Exhibits.

     Exhibits included are set forth in the Exhibit Index pursuant to Item 601 of Regulation S-B.

                                  SIGNATURE

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                             Freestar Technologies



Dated: September 25, 2002                    By: /s/ Paul Egan
                                             Paul Egan, President

                                 EXHIBIT INDEX

Number                          Exhibit Description

2 Acquisition Agreement between the Registrant and Heroya Investments Limited, dated September 10, 2002 (the following schedules have been omitted: Schedule 1, books and records of Rahaxi; Schedule 2, draft employment agreements with Hans Turitz and Tony Horrell; and Schedule 3, list of clients introduced to Rahaxi by HEROYA) (see below).